Exhibit 3.1

FORM NO. 6	Registration No. 39838

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 29th day of March, 2007

Genpact Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

[SEAL]	Given under my hand and the Seal of
the REGISTRAR OF COMPANIES
This 30th day of March, 2007

/s/ Maria Gilbert
for Registrar of Companies

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Genpact Limited

(hereinafter referred to as “the Company”)

1.               The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.               We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed
Myles Flint Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda	No	British	1

Ruby L. Rawlins Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda	Yes	British	1

Marcia Gilbert Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda	Yes	British	1

Donna S. Outerbridge Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda	Yes	British	1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.               The Company is to be a local/exempted* Company as defined by the Companies Act 1981.

4.               The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding        in all, including the following parcels:-

Not Applicable

5.               The authorised share capital of the Company is US$100.00 divided into 100 shares of par value US$1.00 each.

6.               The objects for which the Company is formed and incorporated are unrestricted:-

7.               The Company shall have the following powers:-

(i)                                     The powers of a natural person;

(ii)                                  Subject to the provisions of Section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(iii)                               To purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981;

(iv)                              To acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

Myles Flint	[ILLEGIBLE]

Ruby L. Rawlins	[ILLEGIBLE]

Marcia Gilbert	[ILLEGIBLE]

Donna S. Outerbridge	[ILLEGIBLE]

(Subscribers)	(Witnesses)

Subscribed this 28th	day of March 2007

STAMP DUTY (To be affixed)